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                                   EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos.33-86614, 33-55904 and 333-43670 on Form S-8 of LoJack Corporation of our reports dated May 24, 2001 (which express an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle discussed in Note 1 to the consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the year ended February 28, 2001.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

June 8, 2001